[ARTHUR ANDERSEN LLP LETTERHEAD]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report for Nations Fund, Inc. (formerly The Pilot Funds) dated June 20, 1997 (and to all references to our firm) included in or incorporated by reference to Post-Effective Amendment No. 34 and Amendment No. 35 to Registration Statement File Nos. 33-4038 and 811-4614, respectively.



                                                      /s/ Arthur Andersen LLP

                                                      Arthur Andersen LLP

Boston, Massachusetts
July 15, 1997